Exhibit 3.13

ARTICLES OF ENTITY CONVERSION OF

OPEN SOLUTIONS GROUP, INC.

Pursuant to Title 13.1, Chapter 9, Article 12.2 of the Code of Virginia, the undersigned, on behalf of Open Solutions Group, Inc. (the “Corporation”) set forth below, states as follows:

1.

The name of the Corporation immediately prior to the filing of these Articles of Entity Conversion is Open Solutions Group, Inc. The Corporation shall convert to a Virginia limited liability company and its name shall be Open Solutions Group, LLC.

2.	The Corporation was originally incorporated on March 21, 2008 as a Virginia corporation under the name Open Solutions Group, Inc.

3.	The Plan of Entity Conversion, pursuant to § 13.1-722.10 of the Code of Virginia, is attached hereto as Attachment A:

4.	The Plan of Entity Conversion was approved and adopted by the written consent of the Corporation’s sole shareholder on November 30, 2020.

[Signature Pages Follows]

Signed in the name of Open Solutions Group, Inc. by:

By:	/s/ Frank Porcelli
Name: Frank Porcelli
Title: Chief Executive Officer
Date: November 30, 2020
SCC ID no.: 0692049-0

SIGNATURE PAGE

ARTICLES OF ENTITY CONVERSION OF

OPEN SOLUTIONS GROUP, INC.

ATTACHMENT A

PLAN OF ENTITY CONVERSION

PLAN OF ENTITY CONVERSION

OF

OPEN SOLUTIONS GROUP, INC.

(a Virginia corporation)

INTO

OPEN SOLUTIONS GROUP, LLC

(a Virginia limited liability company)

Pursuant to Section 13.1-722.8 et seq. of the Virginia Stock Corporation Act and this Plan of Entity Conversion, Open Solutions Group, Inc., a Virginia corporation, shall be converted into a Virginia limited liability company, on the following terms and conditions:

1.     The name of the organization before conversion is Open Solutions Group, Inc., and the form of the organization before conversion is a Virginia corporation.

2.     The name of the organization after conversion is Open Solutions Group, LLC, and the form of the organization after conversion is a Virginia limited liability company.

3.    The terms and conditions of the conversion, including the manner and basis of converting the shares of Open Solutions Group, Inc. into units of membership interests of Open Solutions Group, LLC, preserving the ownership proportion and relative rights, preferences and limitations of each such share, are as follows:

(a)    Upon the effective time of the conversion, each issued and outstanding share of Common Stock of the converting corporation, Open Solutions Group, Inc., all of which are held by its sole shareholder, BB Seller Holdco, Inc., shall be automatically converted, without further action on the part of such sole shareholder or any other party, into one (1) unit of membership interest in the resulting limited liability company, Open Solutions Group, LLC;

(b)    Open Solutions Group, LLC shall exist as a limited liability company under the laws of the Commonwealth of Virginia, with all the rights and obligations of such surviving entity as are provided under the Virginia Limited Liability Company Act;

(c)    Title to all property and assets owned by Open Solutions Group, Inc. shall be vested in Open Solutions Group, LLC without reversion or impairment; and

(d)    Open Solutions Group, LLC shall have all the liabilities of Open Solutions Group, Inc.

4.    The conversion shall be effective upon the Virginia State Corporation Commission’s issuance of a certificate of entity conversion.

5.    The form of the Articles of Organization of Open Solutions Group, LLC is attached as Exhibit A to this Plan of Entity Conversion.

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EXHIBIT A TO PLAN OF ENTITY CONVERSION

ARTICLES OF ORGANIZATION

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ARTICLES OF ORGANIZATION

OF

OPEN SOLUTIONS GROUP, LLC

(a Virginia limited liability company)

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia, the undersigned organizer, being authorized to execute and file these Articles of Organization of Open Solutions Group, LLC, as a limited liability company pursuant to the Code of Virginia and the Virginia Limited Liability Company Act, states as follows:

FIRST

The name of the limited liability company is Open Solutions Group, LLC (the “Company”).

SECOND

The name of the initial registered agent of the Company is CT Corporation System. The initial registered agent is a business entity authorized to transact business in Virginia.

The Company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is 4701 Cox Road, Suite 285, Glen Allen, VA 23060. The registered office is located in the county of Henrico.

THIRD

The address of the principal office of the Company, at which the records required to be maintained are to be kept, is 12007 Sunrise Valley Drive, Suite 460, Reston, VA 20191

IN WITNESS WHEREOF, the undersigned organizer has executed these Articles of Organization on this 30th day of November 2020.

/s/ Siahn Rein
Siahn Rein
Organizer

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